EXHIBIT 10.1

FIFTH AMENDMENT
TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of June 26, 2015, by and among the Lenders party hereto, WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, "Agent"), CENTURY ALUMINUM COMPANY, a Delaware corporation ("Century"), CENTURY ALUMINUM OF SOUTH CAROLINA, INC. (successor in interest to Berkeley Aluminum, Inc.), a Delaware corporation ("Century South Carolina"), CENTURY ALUMINUM OF WEST VIRGINIA, INC., a Delaware corporation ("Century West Virginia"), CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP, a Kentucky general partnership ("Century of Kentucky GP"), NSA GENERAL PARTNERSHIP, a Kentucky general partnership ("NSA"), and CENTURY ALUMINUM SEBREE LLC, a Delaware limited liability company ("Century Sebree"; and together with Century, Century South Carolina, Century West Virginia, Century of Kentucky GP and NSA, each a "Borrower" and collectively the "Borrowers").
WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 24, 2013 (as amended, modified or supplemented from time to time, the "Loan Agreement");
WHEREAS, Borrowers, Agent and Lenders have agreed to amend the Loan Agreement to, among other changes, extend the scheduled maturity date of the Agreement until June 26, 2020, subject to the terms and conditions contained herein.
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.
2.    Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of Borrowers set forth in Section 5 below, the Loan Agreement is hereby amended as follows:
(a)    The second sentence of Section 2.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, Borrowers' obligation to pay for (a) audits in any 12-month period shall be limited as follows (it being understood that Agent shall not be prohibited from conducting additional audits at its own expense): (i) so long as Availability remains greater than or equal to an amount equal to $18,750,000 (such amount to be increased by an amount equal to 12.5% of any Uncommitted Facility Increase upon the effectiveness thereof) during such 12-month period, one audit, and

(ii) otherwise, two audits; and (b) appraisals in any 12-month period shall be limited as follows (it being understood that Agent shall not be prohibited from conducting additional appraisals at its own expense): (i) so long as Availability remains greater than or equal to an amount equal to $18,750,000 (such amount to be increased by an amount equal to 12.5% of any Uncommitted Facility Increase upon the effectiveness thereof) during such 12-month period, one appraisal, and (ii) otherwise, two appraisals.
(b)    Section 6.2.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
6.2.3    Maintenance of Dominion Account. Borrowers shall establish Deposit Accounts with Wells Fargo, subject to Blocked Account Agreements (each such Deposit Account subject to a Blocked Account Agreement, a "Dominion Account"). Each Blocked Account Agreement shall provide that Wells Fargo shall comply with instructions originated by Agent directing disposition of the funds in the applicable Dominion Account or Accounts without further consent by the applicable Borrower, and that, following receipt by it of a notice of exclusive control (a "Notice of Exclusive Control") from Agent, (a) such bank shall not permit any funds or other assets to be transferred or withdrawn by any Borrower from such Dominion Account or Accounts, (b) such bank shall only comply with the instructions of Agent and no longer comply with instructions of any Borrower in respect of such Dominion Account or Accounts, and (c) such bank shall transfer all payments or other remittances received in the Dominion Account or Accounts to Agent's account for application on account of the Obligations as provided in subsection 3.2.1 and Section 3.4. Agent agrees that (x) it shall not deliver a Notice of Exclusive Control unless a Default or Event of Default has occurred and is continuing at the time Availability is less than the Covenant Trigger Amount at any time, and (y) it shall provide Borrower Representative with prompt notice of its delivery of a Notice of Exclusive Control, which notice shall include a statement specifying with particularity that a Default or Event of Default has occurred and is continuing and the nature of the Default or Event of Default or that Availability has been less than the Covenant Trigger Amount; provided that the failure of Agent to deliver such notice to Borrowers shall not in any manner affect the validity and enforceability of any Notice of Exclusive Control; and provided, further that Agent's exclusive control shall be rescinded at such time no Default or Event of Default shall have occurred and be continuing and Availability equals or exceeds the Covenant Trigger Amount for 60 consecutive days. Agent shall have no obligation to deliver a Notice of Exclusive Control. Agent assumes no responsibility for such blocked account arrangements, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.
(c)    Section 8.1.4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

8.1.4    Borrowing Base Certificates. On or before the 15th day of each fiscal month of Borrowers (or, at any time Availability falls below the Reporting Trigger Amount, weekly (no later than the third Business Day of each week) until Availability exceeds the Reporting Trigger Amount for 60 consecutive days), Borrower Representative shall deliver to Agent a Borrowing Base Certificate as of the last day of the immediately preceding fiscal month (or week, as applicable). Each Borrowing Base Certificate shall contain a schedule providing details for any FIFO reserve or LCM (lower of cost or market) adjustments. Within 45 days after the end of each fiscal quarter of Century, Borrowers shall provide a reconciliation of the FIFO reserves and LCM adjustments reflected in the Borrowing Base Certificate as of the end of such fiscal quarter to the FIFO reserves and LCM adjustments reflected on Century's consolidated balance sheet as of the last day of such fiscal quarter, together with such other information as Agent shall reasonably request to substantiate the FIFO reserves and LCM adjustments reflected in the Borrowing Bases delivered during such fiscal quarter. If Borrowers deem it advisable, Borrowers may execute and deliver to Agent Borrowing Base Certificates more frequently than as required pursuant to this subsection 8.1.4 (including, without limitation, for purposes of evidencing compliance with Section 8.2.18 at any time when Borrowers are delivering monthly Borrowing Base Certificates, an updated Borrowing Base Certificate reflecting the Qualified Cash Amount, the amount of outstanding Revolving Credit Loans and the LC Exposure as of such date). Borrowers shall also deliver to Agent the reports set forth on Schedule 8.1.4 at the times specified therein.
(d)    Section 8.2 of the Loan Agreement is hereby amended to insert a new Section 8.2.18 at the end thereof as follows:
8.2.18        Qualified Cash. Withdraw, transfer or otherwise encumber any Qualified Cash from the deposit account or securities account maintaining such Qualified Cash to the extent that, after giving effect to any such withdrawal, transfer or other encumbrance, Availability would be less than or equal to $15,000,000 (it being agreed and understood that Agent may issue a notice of control or otherwise block the applicable Borrower's access to any account maintaining Qualified Cash in the event that any Borrower seeks to withdraw or otherwise transfer Qualified Cash in violation of this Section 8.2.18).
(e)    Section 12.1.3(d) of the Credit Agreement is hereby amended to insert the following new sentence at the end thereof as follows:
Solely for purposes of this clause (d), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
(f)    Appendix A of the Loan Agreement is hereby amended to insert the following new defined terms in their appropriate alphabetical order:
Qualified Cash – as at any date of determination thereof, the aggregate amount of unrestricted cash and readily marketable investments of the type described in clause (viii) of the definition of the term "Restricted Investment" of any Borrower held in the domestic deposit account or securities account acceptable to and maintained with Agent and designated in writing by Borrower Representative as the "Qualified Cash Account", in each case that is subject to a control agreement in favor of Agent in form and substance satisfactory to Agent.
Qualified Cash Amount – as at any date of determination, the lesser of (a) $25,000,000 and (b) the amount of Qualified Cash as reported in the most recent Borrowing Base Certificate; provided, that, (i) Agent may adjust the Qualified Cash Amount at any time in its Reasonable Credit Judgment to account for any reduction in the amount of Qualified Cash as reported by the Borrowers in the most recent Borrowing Base Certificate, and (ii) as of any date of determination of Availability, any Qualified Cash that is included in the Qualified Cash Amount shall be excluded from the determination of any funds and readily marketable investments maintained in Controlled Investment Accounts for purposes of the tests set forth in Section 8.2.5(iv), Section 8.2.14(iv), the definition of the term "Liquidity" and clause (xii)(2) of the definition of the term "Restricted Investment" (it being the intent of this clause (ii) to avoid double-counting any such Qualified Cash for purposes of such tests).
(g)    The defined terms "Borrowing Base", "Covenant Testing Period", "Covenant Trigger Amount", "Covenant Trigger Date", "LIBOR Rate", "Reporting Trigger Amount", "Unused Letter of Credit Subfacility" and "Stated Termination Date" set forth in Appendix A of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Borrowing Base – as at any date of determination thereof, an amount equal to the sum of:
(i)    85% of the net amount of Eligible Accounts outstanding at such date;
(ii)    the lesser of (A) 75% of the value (as determined below) of Eligible Inventory at such date, and (B) 85% times the most recently determined Net Liquidation Percentage times the value (as determined below) of Eligible Inventory (provided, that Availability attributable to Eligible Inventory consisting of work in process shall not exceed $32,000,000); and
(iii)    100% of the Qualified Cash Amount.
The advance rates set forth above may not be adjusted downward by Agent. For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option exercised using its Reasonable Credit Judgment, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time and (2) the value of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, but excluding any write-downs resulting from loss on conversion.
Covenant Testing Period – a period (a) commencing on the last day of the fiscal month of Borrowers most recently ended on or prior to a Covenant Trigger Date and for which Agent has received financial statements required to be delivered pursuant to Section 8.1.3(c) and (b) ending on the first day after such Covenant Trigger Date that Availability equals or exceeds the Covenant Trigger Amount for 60 consecutive days.
Covenant Trigger Amount – at any date of determination, an amount equal to $15,000,000 (such amount to be increased by an amount equal to 10% of any Uncommitted Facility Increase upon the effectiveness thereof).
Covenant Trigger Date – any day on which Borrowers fail to maintain Availability in an amount greater than or equal to the Covenant Trigger Amount.
LIBOR Rate – the rate per annum as reported on Reuters Screen LIBOR01 page (or any successor page) 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with the Agreement (and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.
Reporting Trigger Amount – at any date of determination, an amount equal to $15,000,000 (such amount to be increased by an amount equal to 10% of any Uncommitted Facility Increase upon the effectiveness thereof).
Unused Letter of Credit Subfacility – at any time, an amount equal to $110,000,000 minus the LC Exposure at such time.
Stated Termination Date – June 26, 2020.
(h)    Exhibit E (Borrowing Base Certificate) to the Agreement is hereby amended and restated in its entirety as set forth on Exhibit E attached hereto.
3.    Ratification; Other Agreements;.
(a)    This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. In all other respects, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

(b)    Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified hereby. This Amendment shall constitute a Loan Document.
(c)     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents.
4.    Conditions to Effectiveness. This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:
(a)    Agent shall have received a copy of this Amendment executed by each Borrower, Agent, Issuing Lender and Majority Lenders, together with the consent and reaffirmation attached hereto executed by each Guarantor and each of the additional documents, instruments and agreements listed on the Closing Checklist attached hereto as Annex I, each in form and substance reasonably acceptable to Agent;
(b)    Agent shall have received the amendment fee set forth in that certain Supplemental Fee Letter of even date herewith; and
(c)    no Default or Event of Default shall exist on the date hereof or as of the date of the effectiveness of this Amendment.
5.    Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:
(a)    the representations and warranties set forth in each of the Loan Documents are true and correct in all material respects on and as of the Closing Date and on and as of the date hereof with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties by their terms expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date);
(b)    no Default or Event of Default exists; and
(c)    the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate or other relevant action on the part of such Borrower.
6.    Miscellaneous.
(a)    Expenses. Borrowers agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of Agent (including legal fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 6(a) shall survive any termination of this Amendment and the Loan Agreement as amended hereby.
(b)    Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.
(c)    Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS: CENTURY ALUMINUM COMPANY
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Executive Vice President & CFO

CENTURY ALUMINUM OF SOUTH CAROLINA, INC. (successor in interest to Berkeley Aluminum, Inc.)
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY ALUMINUM OF WEST VIRGINIA, INC.
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY ALUMINUM OF KENTUCKY GENERAL PARTNERSHIP By: METALSCO LLC, its Managing Partner
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

NSA GENERAL PARTNERSHIP By: CENTURY KENTUCKY, INC., its Managing Partner
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY ALUMINUM SEBREE LLC
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

AGENT AND LENDERS: WELLS FARGO CAPITAL FINANCE, LLC, as Agent, as Issuing Lender and as a Lender
By:	/s/Brandi Whittington
	Name:	Brandi Whittington
	Title:	Vice President
Revolving Loan Commitment: $112,500,000

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Authorized Signatory

By:	/s/Karim Rahintoola
	Name:	Karim Rahintoola
	Title:	Authorized Signatory
Revolving Loan Commitment: $25,000,000

BNP PARIBAS, as a Lender
By:	/s/ Gregoire LeForestier
	Name:	Grégoire LeForestier
	Title:	Director of Metals & Mining

By:	/s/ Charles Bichet
	Name:	Charles Bichet
	Title:	Metals & Mining
Revolving Loan Commitment: $12,500,000

CONSENT AND REAFFIRMATION

Each of the undersigned (collectively, the "Guarantors") hereby (i) acknowledges receipt of a copy of the foregoing Fifth Amendment to Amended and Restated Credit Agreement (the "Amendment"; terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to each Borrower's execution and delivery thereof; (iii) acknowledges and agrees to the terms of the Amendment as if it were a signatory thereto; and (iv) except as specifically provided therein, affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the obligations of each Borrower to Agent and Lenders pursuant to the terms of the Guaranty Agreements executed in favor of Agent and Lenders, and reaffirms that each Guaranty Agreement is and shall continue to remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.
[signature page follows]

METALSCO, LLC, a Georgia limited liability company
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

SKYLINER, LLC, a Delaware limited liability company
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY KENTUCKY, INC.,
a Delaware corporation
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President

CENTURY MARKETER LLC, a Delaware limited liability company
By:	/s/ Rick T. Dillon
	Name:	Rick T. Dillon
	Title:	Vice President